EX-99.(h)(18)

AMENDMENT TO ADMINISTRATION AGREEMENT

This Amendment to the Administration Agreement is dated as of April 6, 2018 and effective as of April 6, 2018, by and between Goldman Sachs Trust II (the “Trust”), Cayman Commodity-MMA, Ltd., Cayman Commodity-MMA II, Ltd., Cayman Commodity-MMA III, Ltd., Cayman Commodity-MMA IV, Ltd. and Cayman Commodity-MMA V, Ltd. (collectively, the “GS Parties”), and State Street Bank and Trust Company, a Massachusetts trust company (the “Bank”).

WHEREAS, the Trust and the Bank are parties to an Administration Agreement dated and effective as of April 30, 2013 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”); and

WHEREAS, the Bank and the GS Parties desire to amend the Agreement as set forth below;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendment.

Additional Portfolio

We hereby advise you that GST II has established one new series of shares to be known as Goldman Sachs Target Date 2060 Portfolio (the “Portfolio”). In accordance with the terms of the Agreement, the Trusts hereby request that the Portfolio be added to the Agreement as a new “Portfolio.” In connection with such request, the Trusts hereby confirms to the Bank, as of the date hereof, their representations and warranties set forth in the Agreement as amended by the Amendment. Schedule A to the Agreement shall be revised and replaced in its entirety with Schedule A attached hereto.

2.	Miscellaneous.

(a)	Terms used herein and not hereby defined shall have the meaning attributed to them in the Agreement.

(b)	Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect.

(c)	The GS Parties hereby confirm that the Schedule A to the Agreement is true, correct and complete in all respects as of the date hereof.

(d)

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President

GOLDMAN SACHS TRUST II

By:	/s/ Scott M. McHugh
Name:	Scott M. McHugh
Title:	Principal Financial Officer and Treasurer

CAYMAN COMMODITY-MMA, LTD.

By:	/s/ Scott M. McHugh
Name:	Scott M. McHugh
Title:	Principal Financial Officer and Treasurer

CAYMAN COMMODITY-MMA II, LTD.

By:	/s/ Scott M. McHugh
Name:	Scott M. McHugh
Title:	Principal Financial Officer and Treasurer

CAYMAN COMMODITY-MMA III, LTD.

By:	/s/ Scott M. McHugh
Name:	Scott M. McHugh
Title:	Principal Financial Officer and Treasurer

CAYMAN COMMODITY-MMA IV, LTD.

By:	/s/ Scott M. McHugh
Name:	Scott M. McHugh
Title:	Principal Financial Officer and Treasurer

CAYMAN COMMODITY-MMA V, LTD.

By:	/s/ Scott M. McHugh
Name:	Scott M. McHugh
Title:	Principal Financial Officer and Treasurer

SCHEDULE A

Goldman Sachs Trust II

Goldman Sachs GQG Partners International Opportunities Fund

Goldman Sachs Multi-Manager Alternatives Fund

Goldman Sachs Multi-Manager Global Equity Fund

Goldman Sachs Multi-Manager Non-Core Fixed Income Fund

Goldman Sachs Multi-Manager Real Assets Strategy Fund

Multi-Manager International Equity Fund

Multi-Manager U.S. Dynamic Equity Fund

Multi-Manager U.S. Small Cap Equity Fund

Goldman Sachs Target Date 2020 Portfolio

Goldman Sachs Target Date 2025 Portfolio

Goldman Sachs Target Date 2030 Portfolio

Goldman Sachs Target Date 2035 Portfolio

Goldman Sachs Target Date 2040 Portfolio

Goldman Sachs Target Date 2045 Portfolio

Goldman Sachs Target Date 2050 Portfolio

Goldman Sachs Target Date 2055 Portfolio

Goldman Sachs Target Date 2060 Portfolio

Cayman Commodity-MMA, Ltd.

Cayman Commodity-MMA II, Ltd.

Cayman Commodity-MMA III, Ltd

Cayman Commodity-MMA IV, Ltd.

Cayman Commodity-MMA V, Ltd.

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